Exhibit 99.1
IMAGE ENTERTAINMENT SIGNS DEFINITIVE MERGER AGREEMENT
TO SELL COMPANY FOR APPROXIMATELY $100 MILLION
Stockholders to Receive $2.75 per Share in Cash
Image to Operate as Private Entity
CHATSWORTH, Calif., Nov. 20, 2008 — Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee, producer and distributor of entertainment programming in North America, announced today that it has entered into a definitive merger agreement with Nyx Acquisitions, Inc. to sell Image in a transaction valued at approximately $100 million, including the assumption of the company’s outstanding debt under its credit facility, replication advance obligation and convertible note.
Under the terms of the merger agreement, Image stockholders will receive $2.75 per share in cash. The agreed-upon acquisition price represents a 299% premium to Image’s closing share price of $0.69 on November 20, 2008, and a 267% premium to the 30-day average closing price of $0.75 ended November 20, 2008.
Stockholders owning a total of approximately 38% of Image’s outstanding shares of common stock have agreed to vote their shares in favor of the transaction.
Completion of the transaction is subject to customary closing conditions, including regulatory review and the approval of the transaction by Image stockholders. The transaction is not subject to a financing condition and is expected to close during the first quarter of 2009.
Nyx Acquisitions, Inc. is a wholly-owned subsidiary of Q Black, LLC, led by co-founder and CEO Joe Q. Bretz. Q Black operates under the name Q Black Media. Q Black is chaired by Chris Luu, with co-founder David Blackford serving as its COO and Brian Lillquist as its Vice President of Business Development. CIO Richard Verdoni heads Q Black’s offices in Mexico City.
David Borshell, President of Image Entertainment stated, “Executive management and the company’s Board of Directors never gave up on finding a way to maximize shareholder value, even during a challenging financial environment. We have been successfully executing the business plan we put in place about a year ago and by doing so developed a strong and healthy business which obviously kept potential suitors interested.”
“This deal allows Image to expand its overall business and grow as a vertically-integrated entertainment company. By combining Image’s established infrastructure and highly regarded home video, digital and television distribution capabilities with Q Black’s content creation and digital technology expertise, the parties create a much larger and exciting organization, one very much focused on feature films and well prepared to take advantage of evolving distribution strategies,” concluded Borshell.

Martin W. Greenwald, Image Entertainment’s Chairman of the Board stated, “I’ve been fortunate over the past three decades to be part of Image as it has grown to become a dominant player in the entertainment industry. We have a very supportive shareholder base, great content partnerships, an extraordinary group of retailers who support our efforts and an incredible group of employees who acted as the lightening rod that made it all come together.”
“I am elated that the company will further grow in the very capable hands of Joe Bretz. Joe is committed to keep Image Entertainment a well-respected content and distribution entity and has designed an exciting and aggressive roadmap to expand Image’s reach into new and growing technologies. I feel blessed to have been part of this great company and will be on the sidelines, proudly smiling, as Image continues to mature,” concluded Greenwald.
Joe Q. Bretz, CEO of Q Black Media stated, “Image is one of those companies that gets stronger in the face of adversity. The accomplishments of its senior management team over the past several months are undeniably impressive—they’ve built a solidly growing revenue base by leveraging their distribution capabilities across all formats and platforms. Our international reach and digital expertise in conjunction with the drive and vision of the current management team makes Image a force to be reckoned with. Image will continue to acquire high profile programming, develop new and exciting original content from concept to completion and, of course, utilize its vast library.”
“I’m both proud and excited to be part of this company and look forward to the future as we take Image to new levels.” concluded Bretz.
The Board of Directors of Image unanimously approved the merger agreement and has recommended that Image stockholders vote in favor of the transaction.
In connection with the transaction, Gordon Bava and David Grinberg of Manatt, Phelps and Phillips, LLP acted as legal advisor to Image, Joshua A. Ridless of Ridless Law Offices acted as legal advisor to Q Black, LLC and Raymond James & Associates, Inc. provided a fairness opinion to the Board of Directors of Image.
About Image Entertainment:
Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,500 exclusive DVD titles and approximately 370 exclusive CD titles in domestic release and approximately 600 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 300 audio programs containing more than 4,500 tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com

About Investor Group:
Nyx Acquisitions, Inc. is a wholly-owned subsidiary of Q Black Media, which is a privately-held, San Francisco-based new media and global investment group with a central mission of advancing the convergence of digital technologies with traditional media. Q Black Media places an emphasis in creating original content, improving production efficiency, and innovating content delivery. It has a multi-purpose entertainment platform comprised of diverse subsidiaries including its film production, nightclub development, real estate, and technology incubation divisions. Q Black has built a library of original content that includes reality television series, documentaries, and concert footage. In 2007, Q Black Media forged a collaborative venture with John and Rob Schneider (Deuce Bigalow, The Hot Chick, The Animal), and have since completed their first of three feature films together. In 2008, Q Black Media partnered with Deviant Films (This Girl’s Life, Dirty, The Last Word, Spun) to form a new entity, Q Black Deviant, which produces independent feature films. For more information about the Company, please visit www.qblackmedia.com
Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.
These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. In addition, we may not be able to complete the proposed transaction on the proposed terms or other acceptable terms, or at all, due to a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Image Entertainment and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary financing provided for in commitment letters received prior to execution of the definitive agreement; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict.

Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Important Legal Information:
In connection with the proposed transaction, Image Entertainment, Inc. will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Image Entertainment are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Image Entertainment in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Image Entertainment at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Image Entertainment by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Michael Bayer, Corporate Secretary, telephone: (818) 407-9100.
Image Entertainment, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Image Entertainment stockholders in connection with the proposed transaction. Information about the interests of Image Entertainment’s participants in the solicitation is set forth in Image Entertainment’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.
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Image Entertainment Contact:
Jeff Framer, 818-407-9100 ext. 299
jframer@image-entertainment.com
Press Contact:
THE HONIG COMPANY, INC.
Steve Honig, 818-986-4300
press@honigcompany.com
Q Black Contact:
Meegan Gregg, 415-252-7050
meegan@qblackmedia.com